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                                  EXHIBIT 23.2




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                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Atrion Corporation 1998 Outside Directors Stock Option Plan of our report dated February 20, 1998, with respect to the financial statements of Atrion Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                                      ARTHUR ANDERSEN LLP


Atlanta, Georgia
June 10, 1998






                               Page 27 of 27 pages